Exhibit 99.2
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Form 4 Joint Filer Information

Name:                      WARBURG PINCUS & CO.
Address:                   466 Lexington Ave., New York, NY  10017
Designated Filer:          Warburg, Pincus Ventures, L.P.
Issuer and Ticker Symbol:  I-trax, Inc. (DMX)
Date of Event Requiring
   Statement:              December 22, 2004
Signature:
                      WARBURG PINCUS & CO.



                       By: /s/ Scott A. Arenare
                           -------------------------
                           Name:  Scott A. Arenare
                           Title: Partner

Name:                      WARBURG PINCUS LLC
Address:                   466 Lexington Ave., New York, NY  10017
Designated Filer:          Warburg, Pincus Ventures, L.P.
Issuer and Ticker Symbol:  I-trax, Inc. (DMX)
Date of Event Requiring
   Statement:              December 22, 2004
Signature:
                      WARBURG PINCUS LLC



                       By: /s/ Scott A. Arenare
                           -------------------------
                           Name:  Scott A. Arenare
                           Title: Managing Director